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                                                                     EXHIBIT 5.3


                  [LETTERHEAD OF WILMER, CUTLER & PICKERING]

                                 March 16, 2001

Tyco International Ltd.
The Zurich Centre, Second Floor
90 Pitts Bay Road
Pembroke HM 08
Bermuda

Tyco International Group S.A.
6, avenue Emile Reuter
Second Floor
L- 2420 Luxembourg

Ladies and Gentlemen:

     We have acted as United States securities counsel to Tyco International Group S.A., a Luxembourg company (the "Company"), and Tyco International Ltd., a Bermuda company ("Tyco"), in connection with their filing with the United States Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), with respect to the registration under the United States Securities Act of 1933, as amended, of (i) $3,035,000,000 aggregate principal amount at maturity of Zero Coupon Convertible Debentures due February 12, 2021 (the "Debentures") issued by the Company pursuant to that certain Indenture dated as of February 12, 2001 (the "Indenture"), by and among the Company, Tyco and State Street Bank and Trust Company, as trustee ("Trustee");
(ii) full and unconditional guarantees of the Debentures (the "Guarantees") issued by Tyco pursuant to the Indenture; and (iii) common shares of Tyco, US$0.20 nominal value per share (the "Shares"), issuable upon conversion of the Debentures in accordance with the provisions of the Indenture.

     We have examined (i) the Indenture; (ii) the Registration Statement; (iii) the form of the Debentures; (iv) the form of Guarantees; (v) originals, photocopies or conformed copies of all such records of Tyco, the Company and their subsidiaries, all such agreements and certificates of public officials; and (vi) such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In addition, we have examined and relied upon the opinions of Appleby Spurling & Kempe, Bermuda counsel to Tyco, with respect to the authorization of Tyco to issue the Guarantees, and Beghin & Feider in association with Allen & Overy, Luxembourg counsel to the Company, with respect to the Company's authorization to issue the Debentures.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. Assuming the Debentures have been authenticated by the Trustee and delivered in accordance with the provisions of the Indenture, the Debentures are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such
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Tyco International Ltd.
Tyco International Group S.A.
March 16, 2001
Page 2



enforcement is subject to any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting creditors' rights generally and general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

     2. Assuming the Indenture has been duly authorized, executed and delivered by the Trustee, the Indenture is a valid and binding agreement, enforceable against the Company and Tyco in accordance with its terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally and general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

     3. The Guarantees are valid and binding obligations of Tyco, enforceable against Tyco in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally and general principles of equity.

     We hereby consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement and to the statements made with respect to us under the caption "Legal Matters" in the prospectus included as part of the Registration Statement.

     In rendering the foregoing opinion, we do not express an opinion concerning any laws other than the laws of the State of New York and the federal laws of the United States of America.

                              Sincerely,

                              WILMER, CUTLER & PICKERING

                              By:   /s/ Meredith B. Cross
                                    ----------------------------
                                    Meredith B. Cross, a partner